As filed with the Securities and Exchange Commission on September 3, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COMMUNITY BANKERS TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	20-2652949 (I.R.S. Employer Identification No.)

9954 Mayland Drive, Suite 2100 Richmond, Virginia (Address of Principal Executive Offices)	23233 (Zip Code)

Community Bankers Trust Corporation 2019 Stock Incentive Plan

(Full title of the plan)

John M. Oakey, III

General Counsel and Secretary

Community Bankers Trust Corporation

9954 Mayland Drive, Suite 2100

Richmond, Virginia 23233

(Name and address of agent for service)

(804) 934-9999

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common stock, par value $0.01 per share	2,500,000	$7.69	$19,225,000	$2,330.07

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional and indeterminate number of shares of common stock of the registrant as may be issuable as a result of a stock dividend, stock split, split-up, recapitalization or similar event.
(2)	Pursuant to Rule 457(h) under the Securities Act, the registration fee is based on the average of the high ($7.86) and low ($7.52) prices reported on the Nasdaq Stock Market on August 26, 2019.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof to the extent such documents are considered filed with the Commission:

(1)	the Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2018, File No. 001-32590;

(2)	the portions of the Registrant’s 2019 Annual Report to Shareholders and definitive Proxy Statement for the Annual Meeting of Shareholders held on May 17, 2019 that have been incorporated by reference into the Form 10-K;

(3)	the Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, File No. 001-32590;

(4)	the Registrant’s Current Reports on Form 8-K filed March 1, 2019, May 23, 2019 and June 26, 2019 (as amended by Form 8-K/A filed July 25, 2019), File No. 001-32590; and

(5)	the description of the Registrant’s common stock as set forth in its registration statement on Form 8-A filed on August 1, 2005, as amended by Form 8-A/A (Amendment No. 1) filed on September 21, 2005, Form 8-A/A (Amendment No. 2) filed on May 23, 2006 and Form 8-A/A (Amendment No. 3) filed on March 14, 2013, File No. 001-32590.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent such documents are considered filed with the Commission.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Certain legal matters with respect to the validity of the shares of the Registrant’s common stock registered hereby will be passed upon for the Company by John M. Oakey, III, Esq., who is employed by the Company as Executive Vice President, General Counsel and Secretary. Mr. Oakey beneficially owns shares of the Registrant’s common stock, and he holds options to purchase additional shares of such common stock. Mr. Oakey is eligible to participate in the Registrant’s 2019 Stock Incentive Plan.

Item 6.	Indemnification of Directors and Officers

The laws of the Commonwealth of Virginia, under which the Registrant is incorporated, permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The articles of incorporation of the Registrant, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Registrant as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made party by reason of his or her being or having been a director or officer of the Registrant, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

The Registrant has purchased officers’ and directors’ liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Registrant against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Registrant and (2) the Registrant to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

The Virginia Stock Corporation Act establishes a statutory limit on liability of directors and officers of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation, to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of a director or officer shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

Item 7.	Exemption from Registration Claimed

Not applicable.

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Item 8.	Exhibits

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

No.	Description

4.1	Amended and Restated Articles of Incorporation of Community Bankers Trust Corporation, a Virginia corporation (formerly known as CBTC Virginia Corporation), incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 7, 2014 (File No. 001-32590)

4.2	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series A of Community Bankers Trust Corporation, a Virginia corporation (formerly known as CBTC Virginia Corporation), incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 7, 2014 (File No. 001-32590)

4.3	Amended and Restated Bylaws of Community Bankers Trust Corporation, a Virginia corporation (formerly known as CBTC Virginia Corporation), incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 7, 2014 (File No. 001-32590)

4.4	Specimen Common Stock Certificate, incorporated by reference to the Registrant’s Registration Statement on Form S-1 or amendments thereto (File No. 333-124240)

4.5	Community Bankers Trust Corporation 2019 Stock Incentive Plan

5.1	Opinion of John M. Oakey, III, Esq.

23.1	Consent of John M. Oakey, III, Esq. (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (Yount, Hyde & Barbour, P.C.)

23.3	Consent of Independent Registered Public Accounting Firm (BDO USA, LLP)

24.1	Powers of attorney (included on signature page).

Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on September 3, 2019.

COMMUNITY BANKERS TRUST CORPORATION

By:	/s/ Rex L. Smith, III
Rex L. Smith, III
President and Chief Executive Officer

Each of the undersigned hereby appoints Bruce E. Thomas and John M. Oakey, III as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to the registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Rex L. Smith, III Rex L. Smith, III	President and Chief Executive Officer and Director (principal executive officer)	September 3, 2019
/s/ Bruce E. Thomas Bruce E. Thomas	Executive Vice President and Chief Financial Officer (principal financial officer)	September 3, 2019
/s/ Laureen D. Trice Laureen D. Trice	Senior Vice President and Controller (principal accounting officer)	September 3, 2019
/s/ John C. Watkins John C. Watkins	Chairman of the Board	September 3, 2019
/s/ Gerald F. Barber Gerald F. Barber	Director	September 3, 2019

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/s/ Richard F. Bozard Richard F. Bozard	Director	September 3, 2019
/s/ Hugh M. Fain, III Hugh M. Fain, III	Director	September 3, 2019
/s/ William E. Hardy William E. Hardy	Director	September 3, 2019
/s/ Gail L. Letts Gail L. Letts	Director	September 3, 2019
/s/ Eugene S. Putnam, Jr. Eugene S. Putnam, Jr.	Director	September 3, 2019
/s/ S. Waite Rawls III S. Waite Rawls III	Director	September 3, 2019
/s/ Oliver L. Way Oliver L. Way	Director	September 3, 2019
/s/ Robin Traywick Williams Robin Traywick Williams	Director	September 3, 2019

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EXHIBIT INDEX

No.	Description

4.1	Amended and Restated Articles of Incorporation of Community Bankers Trust Corporation, a Virginia corporation (formerly known as CBTC Virginia Corporation), incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 7, 2014 (File No. 001-32590)

4.2	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series A of Community Bankers Trust Corporation, a Virginia corporation (formerly known as CBTC Virginia Corporation), incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 7, 2014 (File No. 001-32590)

4.3	Amended and Restated Bylaws of Community Bankers Trust Corporation, a Virginia corporation (formerly known as CBTC Virginia Corporation), incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 7, 2014 (File No. 001-32590)

4.4	Specimen Common Stock Certificate, incorporated by reference to the Registrant’s Registration Statement on Form S-1 or amendments thereto (File No. 333-124240)

4.5	Community Bankers Trust Corporation 2019 Stock Incentive Plan

5.1	Opinion of John M. Oakey, III, Esq.

23.1	Consent of John M. Oakey, III, Esq. (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (Yount, Hyde & Barbour, P.C.)

23.3	Consent of Independent Registered Public Accounting Firm (BDO USA, LLP)

24.1	Powers of attorney (included on signature page).

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